EXHIBIT 99.2

Anavex Life Sciences Corp.

Ticker Symbol: AVXL

British Columbia, Canada

February 1, 2007

Anavex Life Sciences Corp. outlines its Central Nervous System (CNS) portfolio of novel therapeutics

Anavex Life Sciences Corp. (OTCBB:AVXL) (the “Company”) announces its strategic vision for growth by discovering and developing cutting-edge drugs against neurological diseases.

The Company's innovative drug discovery and development programs have helped build a strong pipeline that targets a range of serious neurological diseases, including Alzheimer’s Disease (AD), Epilepsy and Depression, demonstrating a unique mode of action.

Over 30 development candidates and several backup series of compounds fill in Anavex’s pipeline with four lead development projects in neurological diseases.

Anavex’s drug candidates have demonstrated strong affinity for a fairly new class of receptors, (s receptors), involved in the modulation of multiple cellular biochemical signaling pathways.

Alzheimer’s disease lead product candidate, AE14, is a new tetrahydrofuranic compound with a new mode of action. In preclinical studies, AE14, has exhibited a mixed pharmacological activity involving muscarinic and s1 (sigma-1) components showing prominent anti-amnesic and neuroprotective potentials. In Alzheimer’s Disease (AD) animal models, AE14 reversed the short and long term memory deficits, induced by scopolamine, dozocilpine (MK-801) or ß25-35 amyloid (Neuroscience 2006, October 14 – 18th , Atlanta, U.S., poster session, Julie Espallergues, Priscilla Lepalud, Alexandre Vamvakides, and Tanqui Maurice).

Anavex is currently conducting a series of animal studies in order to further assess AE14 and related derivatives with disease modifying potentials.

Epilepsy lead product candidates, AN2/AVex73 (AE 37) and its active metabolite AN19/AVex144 (AE 37-met), are new tetrahydrofuranic compounds which have demonstrated physical and/or functional links to s-receptors, sodium channels and NMDA receptors as well as components of the inflammatory and apoptotic signalling system in the neurons.

Depression lead product candidate, AN11/AVex141 is a new tetrahydrofuranic compound which has exhibited a multiple pharmacological activity involving serotoninergic, (1 and sodium channel components suggesting a prototype mechanism of action and a new generation of antidepressants.

About Anavex

Anavex Life Sciences Corp. is a biopharmaceutical company engaged in the discovery and development of novel drug targets for the treatment of cancer and neurological diseases utilizing a fairly new class of receptors, (s receptors), involved in the modulation of multiple cellular biochemical signaling pathways.

Legal Notice regarding Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements related to AE14, AN2/AVex73 (AE 37) and its active metabolite AN19/AVex144 (AE 37-met), the potential of tetrahydrofuranic compounds as treatments for AD, epilepsy and depression, the effectiveness and efficiency of the Anavex technology to generate novel lead molecules for therapeutic targets and the ability to discover, develop and neurological therapeutics. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery and development, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to file an IND or commence clinical studies in the referenced time frames. The results of early preclinical studies or clinical trials may not be predictive of future results, and the Company cannot provide any assurances that any of its development candidates will have favorable results in preclinical studies or future clinical trials. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contacts:
Anavex Life Sciences Corp.
Harvey Lalach, President
(250) 764-9701
Email: harvey@anavex.com